UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

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NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Election of Board President

On February 27, 2017, the Board of Directors of the National Rural Utilities Cooperative Finance Corporation (the “Company”) elected Mike Campbell, age 68, as President. Mr. Campbell will serve as President until the organizational meeting of the Board of Directors held following the next succeeding annual meeting of the members, or until a successor has been duly elected and qualified. Mr. Campbell has been vice president and general manager of Central Florida Electric Cooperative, Inc. in Chiefland, Florida since 2005. He has also served as a trustee on the executive committee of Seminole Electric Cooperative since 2005, and as a director and secretary-treasurer of the Florida Rural Electric Self Insurer’s Fund and Florida Rural Electric Credit Union since 2005.

Item 8.01	Other Events.

Seating of Directors

On February 27, 2017, the individuals identified below were seated as directors on the Board of Directors of the Company in the place of R. Grant Clawson and Kirk A. Thompson, whose terms expired:

Marsha L. Thompson is a director of Trico Electric Cooperative, Inc. in Marana, Arizona.

Bruce A. Vitosh is General Manager and Chief Executive Officer of Norris Public Power District in Beatrice, Nebraska.

Pursuant to the Company’s Bylaws, the Company’s Class D Member, the National Rural Electric Cooperative Association (“NRECA”), determines the method for electing the two directors for District 11. On March 1, 2017, Curtis Wynn was seated as a District 11 director on the Board of Directors of the Company. Mr. Wynn is the Vice President of the Board of Directors of NRECA in Arlington, Virginia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

By:	/s/ J. ANDREW DON
J. Andrew Don
Senior Vice President and Chief Financial Officer

Dated:  March 2, 2017